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                                                                      EXHIBIT 23
                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-53385) pertaining to the Corus Bankshares, Inc. Bonus Program for Commercial Loan Officers, of our report dated January 14, 2003, with respect to the consolidated financial statements of Corus Bankshares, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-77481) pertaining to the Corus Bankshares, Inc. 1999 Stock Option Plan, of our report dated January 14, 2003, with respect to the consolidated financial statements of Corus Bankshares, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.


                                                /s/ ERNST & YOUNG LLP

         Chicago, Illinois
         March 21, 2003


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